POWER OF ATTORNEY KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Richard van 't Hof, with full power of substitution, as his true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned a Form 3, Form 4 or Form 5, or Form 144, or any amendment thereto, relating to the securities of Criteo S.A., in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, or Rule 144 promulgated under the Securities Act of 1933, as amended, and the rules thereunder, respectively; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such Form 3, Form 4 or Form 5 or Form 144, or any amendment thereto, and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and (3) take any other action of any type whatsoever, including completing and signing any Form ID, and including, without limitation, in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 144 promulgated under the Securities Act of 1933, as amended, as applicable. The undersigned agrees that each such attorney-in-fact may rely on information furnished by the undersigned in connection with carrying out any of the rights or powers herein granted. This Power of Attorney shall remain in full force and effect until January 15, 2027, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of August, 2026. By: /s/ Ryan Damon Name: Ryan Damon Title: Chief Legal and Transformation Officer Exhibit 24